Exhibit 99

News Release

AirNet/JetRide ARG/US Announcement

September 2004

Date: September 21, 2004

Media Contact(s):

Robert Austin

JetRide

(614) 236-3848

JETRIDE ACHIEVES HIGHEST INDUSTRY QUALITY RATING

Operations in St. Louis Established.

COLUMBUS, Ohio — JetRide, a wholly-owned subsidiary of AirNet Systems Inc. (NYSE:ANS) and a premium provider of on-demand passenger charter services, has joined an exclusive group of aviation operators by receiving the Platinum rating for quality from the Aviation Research Group/US (ARG/US).

Information and safety ratings on 847 registered Part 135 jet carriers are available thru the ARG/US system, and only 29 have achieved Platinum status. Furthermore, only 270 operators have achieved the ARG/US Gold status.

“JetRide has now been formally recognized as being among the elite in passenger charter services and operational quality,” said Joe Biggerstaff, AirNet’s chairman of the board, chief executive officer and president.

In conjunction with the ARG/US audit, JetRide has added another base in St. Louis for its expanding passenger charter fleet of 10 Lear 60 jets and four Lear 35 jets.  JetRide’s other bases of operation include Los Angeles, Scottsdale, Ariz., Dallas, Birmingham, Ala., Chicago, Columbus, Ohio, Lancaster, Pa. and Bedford, Mass.

“The ARG/US Platinum rating adds value for our customers, reassuring them that we engage in quality programs and business practices that ensure good service and provide enhanced safety,” said Robert Austin, JetRide’s vice president.

About ARG/US

ARG/US is an independent auditing firm that supplies companies or individual passengers with company and safety data on charter providers.  ARG/US has four levels of designation: DNQ (do not quality), Silver, Gold and Platinum.  ARG/US gathers safety data from various aviation and government sources about the operator and evaluates variables such as size of the company (employees, aircraft operated), years of operation and safety data (accidents, incidents, sanctions recorded). Only those operators that agree to the on-site audit are eligible to be considered for the Platinum rating.

- more -

About AirNet Systems, Inc.

AirNet Systems Inc. (NYSE:ANS) is a premiere provider of aviation services including time-critical small package delivery and passenger charter services.  AirNet operates AirNet Express, an integrated national air transportation network that provides expedited air transportation services for banks and time-critical small package shippers in more than 100 cities nationwide.  AirNet also provides passenger charter services to individuals and businesses.  Together, they operate more than 120 aircraft, including 40 Learjets, located strategically throughout the United States.  AirNet’s cargo fleet departs most cities several hours after other major package delivery companies.  To find out more, visit AirNet’s Web site at www.airnet.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements regarding future events and the future financial performance of AirNet Systems, Inc.  These forward-looking statements include comments on AirNet’s future growth and operational strategies.  These statements involve certain risks and uncertainties that may cause the actual events or results to differ materially from those indicated by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, potential regulatory changes by the Federal Aviation Administration or the Federal Reserve; implementation of the Check Clearing Act of the 21st Century, or similar legislation, which could have an effect on AirNet’s canceled check volumes; potential changes in locally or federally mandated security requirements; acts of war and terrorist activities; adverse weather conditions; the impact of prolonged weakness in the U.S. economy on time-critical shipment volumes; changes in check processing and shipment patterns of bank customers; acceptance of AirNet’s time-critical service offerings within targeted markets; acceptance of AirNet’s passenger charter services and other risks and uncertainties detailed from time to time in AirNet’s reports filed with or furnished to the Securities and Exchange Commission. Please refer to Item 7 of AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in forward-looking statements.